1
EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION

1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

For purposes of 18 U.S.C. Section 1350, as adopted

pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

Robert W. Humphreys, the Chief Executive
Officer of Delta Apparel, Inc. (the “Company”), hereby certifies that to the best of his knowledge:

1.
The Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2022,

of the Company, as

filed with the Securities and Exchange Commission on
the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act

of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2023

/s/ Robert W. Humphreys

Robert W. Humphreys

Chairman and Chief Executive Officer

This certification is

being furnished

solely to

comply with

the provisions

of § 906

of the Sarbanes-Oxley

Act of 2002

and is not

being filed as

part of the

accompanying
Report, including for purposes

of Section 18 of

the Exchange Act, or

as a separate disclosure document.

A signed original of

this written certification required by
Section 906, or other

document authenticating, acknowledging or otherwise

adopting the signature that

appears in typed form

within the electronic version

of this
written certification required by Section 906, has

been provided to the Company and will be rendered

by the Company and furnished to the Securities

and Exchange
Commission or its staff upon request.